AGREEMENT AND PLAN OF SHARE EXCHANGE

by and among

ADVANCED CLOUD STORAGE, INC.

a Nevada corporation

and

CASA MONTALVO HOLDINGS, INC.

a California corporation

and the

SHAREHOLDERS OF

CASA MONTALVO HOLDINGS, INC.

Dated as of December 21, 2012

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the "Agreement"), is entered into as of this 21st day of December, 2012, by and among, ADVANCED CLOUD STORAGE, INC., a Nevada corporation (the "Company"), CASA MONTALVO HOLDINGS, INC., a California corporation ("Casa Montalvo ") and each of the Shareholders of Casa Montalvo set forth on the signature page hereof (the "Casa Montalvo Holders"). (The Company, Casa Montalvo, and the Casa Montalvo Holders are sometimes hereinafter collectively referred to as the "Parties" and individually as a "Party.")

WITNESSETH

WHEREAS, the Company is a publicly owned Nevada corporation with 10,237,250 shares of common stock, par value $0.001 per share (the "Common Stock"), issued and outstanding; and is quoted on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “ACSR”.

WHEREAS, Casa Montalvo is a corporation organized under the laws of the State of California, the shares of which (the "Casa Montalvo Shares"), are owned as of the date hereof by all the Casa Montalvo Holders on the signature page hereto.

WHEREAS, the Parties desire that the Company acquire all of the Casa Montalvo Shares from the Casa Montalvo Holders solely in exchange for an aggregate of 59,000,000 newly issued, post-Split (as that term is defined herein) shares of the Company’s Common Stock (the "Exchange Shares"), pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the Casa Montalvo Holders on a pro rata basis, in proportion to the ratio that the number Casa Montalvo Shares held by such Casa Montalvo Holder bears to the pro rata portion of Casa Montalvo Shares held by all the Casa Montalvo Holders as of the date of the Closing as set forth on Schedule I;

WHEREAS, prior to the closing of the transactions contemplated hereby, the Company shall have obtained shareholder approval to amend its Articles of Incorporation (the “Charter Amendment”) to (i) increase its authorized capital stock to 310,000,000 shares of which 300,000,000 will be designated Common Stock and 10,000,000 will be designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”)(the “Authorized Increase”); (ii) effectuate a forward-split of its Common Stock on a 32.4552 for 1 basis (the “Split”) and (ii) change the name of the Corporation to Montalvo Spirits, Inc.

WHEREAS, following the Closing, and the retirement of 10,000,000 shares of pre-Split Common Stock held by the Company’s principal shareholder, Casa Montalvo will become a wholly-owned subsidiary of the Company, and the Exchange Shares will represent approximately eighty-eight and one half percent (88.5%) of the total outstanding shares of the Company on a fully-diluted basis; and

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WHEREAS, the Parties intend that the transaction contemplated herein (the "Transaction") qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

PLAN OF EXCHANGE

1.1         The Exchange. At the Closing (as hereinafter defined), all of the Casa Montalvo Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for One Million Eight Hundred Seventeen Thousand Eight Hundred Ninety-One (1,817,891) pre- Split shares of the Company Common Stock and immediately thereafter the 10,000,000 pre-split shares held by George Fredrick Meyer shall be retired to treasury, cancelled and returned to unissued status. From and after the Closing Date, the Casa Montalvo Holders shall no longer own any Casa Montalvo Shares and the former Casa Montalvo Shares shall represent the pro rata portion of the Exchange Shares issuable in exchange therefore pursuant to this Agreement. Any fractional shares that would result from such exchange will be rounded up to the next highest whole number.

1.2         No Dilution. Except as set forth herein, the Company shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company Common Stock between the date of this Agreement and the Effective Time.

1.3         Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall occur immediately following the execution of this Agreement, provided the closing conditions set forth in this Agreement have been satisfied or waived (the "Closing Date"), such date to be no later than January 31, 2013, unless mutually agreed upon by all parties hereto.

1.4         Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers' certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier. At the Closing, the Exchange Shares shall be issued in the names and denominations provided by Casa Montalvo.

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1.5           Standstill.

(a)         Until the earlier of the Closing or January 31, 2013 (the "No Shop Period"), neither Casa Montalvo, nor the Casa Montalvo Holders will (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of Casa Montalvo to or with any other entity or person, except as contemplated by the Transaction, other than sales of goods and services by Casa Montalvo in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than the Company, and its authorized agents and representatives) any nonpublic information concerning Casa Montalvo or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of Casa Montalvo. If either Casa Montalvo or any of the Casa Montalvo Holders shall receive any unsolicited communication or offer, Casa Montalvo or the Casa Montalvo Holders, as applicable, shall immediately notify the Company of the receipt of such communication or offer.

(b)         During the No-Shop Period, the Company will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of the Company to or with any other entity or person, except as contemplated herein, other than sales of goods and services by the Company in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than Casa Montalvo , and its authorized agents and representatives) any nonpublic information concerning the Company or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of the Company. If either the Company or any of the Company's stockholders shall receive any unsolicited communication or offer, the Company or such the Company stockholder, as applicable, shall immediately notify Casa Montalvo of the receipt of such communication or offer.

1.6            Exemption from Registration. The Company and Casa Montalvo intend that the Exchange Shares to be issued pursuant to Section 1.1 hereof will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), by reason of section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CASA MONTALVO

As an inducement to, and to obtain the reliance of the Company, Casa Montalvo represents and warrants as follows:

2.1            Organization. Casa Montalvo is a corporation duly organized, validly existing, and in good standing under the laws of the California. Casa Montalvo has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Casa Montalvo’s organizational documents. Casa Montalvo has taken all action required by laws, its Article of Incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Casa Montalvo has full power, authority, and legal right and has taken or will take all action required by law, its Article of Incorporation, and otherwise to consummate the transactions herein contemplated.

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2.2           Capitalization. All issued and outstanding shares of Casa Montalvo are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any person. Casa Montalvo has no outstanding options, warrants, or other convertible securities.

2.3           Financial Statements. Except as set forth herein or in the Casa Montalvo Schedules:

(a)         Casa Montalvo has filed all local income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)          Casa Montalvo has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Casa Montalvo may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)         No deficiency for any taxes has been proposed, asserted or assessed against Casa Montalvo. There has been no tax audit, nor has there been any notice to Casa Montalvo by any taxing authority regarding any such tax audit, or, to the knowledge of Casa Montalvo, is any such tax audit threatened with regard to any taxes or Casa Montalvo tax returns. Casa Montalvo does not expect the assessment of any additional taxes of Casa Montalvo for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of Casa Montalvo.

(d)         Casa Montalvo shall have provided to the Company the audited, consolidated balance sheet and statements of income, stockholders' equity and cash flows of Casa Montalvo as of a current date, and for the period ended December 31, 2011, and the unaudited, consolidated balance sheet, statements of income, stockholders' equity and cash flows of Casa Montalvo for the period ended September 30, 2012, (collectively "Casa Montalvo Financial Statements"). The Casa Montalvo Financial Statements have been prepared from the books and records of Casa Montalvo in accordance with U.S. Generally Accepted Accounting Principles. Except as set forth in the Casa Montalvo Schedules (as that term is defined herein), Casa Montalvo does not have any liabilities.

(e)         The books and records, financial and otherwise, of Casa Montalvo are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices;

2.4           Information. The information concerning Casa Montalvo set forth in this Agreement and the Casa Montalvo Schedules (as that term is defined herein) are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

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2.5           Common Stock Equivalents. There are no existing options, warrants, calls, and commitments of any character or other common stock equivalents relating to the authorized and unissued Casa Montalvo Shares.

2.6           Absence of Certain Changes or Events. Except as set forth in this Agreement or the Casa Montalvo Schedules:

(a)         Except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Casa Montalvo; or (ii) any damage, destruction, or loss to Casa Montalvo (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Casa Montalvo;

(b)         Casa Montalvo has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Casa Montalvo consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are· a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Casa Montalvo; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7         Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Casa Montalvo , threatened by or against Casa Montalvo , or affecting Casa Montalvo, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8         No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Casa Montalvo is a party or to which any of its properties or operations are subject.

2.9         Contracts. Casa Montalvo has provided, or will provide the Company, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which Casa Montalvo is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10       Compliance with Laws and Regulations. Casa Montalvo has complied with all applicable statutes and regulations of any national, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Casa Montalvo.

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2.11         Approval of Agreement. The board of directors of Casa Montalvo (the "Casa Montalvo Board") and the Casa Montalvo Holders have authorized the execution and delivery of this Agreement by Casa Montalvo and have approved the transactions contemplated hereby.

2.12         Title and Related Matters. Casa Montalvo has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Casa Montalvo balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except: statutory liens or claims not yet delinquent; and as described in the Casa Montalvo Schedules.

2.13         Governmental Authorizations. Casa Montalvo has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other government body is required in connection with the execution and delivery by Casa Montalvo of this Agreement and the consummation by Casa Montalvo of the transactions contemplated hereby.

2.14         Continuity of Business Enterprises. Casa Montalvo has no commitment or present intention to liquidate Casa Montalvo or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15         Ownership of Casa Montalvo Membership Interests. The Casa Montalvo Holders are the legal and beneficial owners of 100% of the Casa Montalvo Shares as set forth on Schedule I, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Casa Montalvo Holders have full right, power, and authority to transfer, assign, convey, and deliver their respective Casa Montalvo Shares; and delivery of such common stock at the Closing will convey to the Company good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by the Company.

2.16         Brokers. Casa Montalvo has not entered into any contract with any person, firm or other entity that would obligate Casa Montalvo or the Company to pay any commission, brokerage or finders' fee in connection with the transactions contemplated herein.

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2.17         Subsidiaries. Schedule 2.17 sets forth: (i) the name of each Casa Montalvo Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Casa Montalvo Subsidiary; and (v) the jurisdictions in which each Casa Montalvo Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity. For purposes of this Agreement, a "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein (collectively, the "Subsidiaries"). Each Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Casa Montalvo has delivered or made available to the Company complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity securities of each Subsidiary are duly authorized validly issued fully paid, non-assessable and free of preemptive rights. All equity securities of each Subsidiary that are held of record or owned beneficially by either Casa Montalvo or any Subsidiary are held or owned free and .clear of any restrictions oil transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Casa Montalvo or any Subsidiary is a party or which are binding on any of them providing for title, issuance, disposition or acquisition of any equity securities of any Subsidiary. There exist no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. To the knowledge of Casa Montalvo, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity securities of any Subsidiary. Except as set forth in Schedule 2.17, Casa Montalvo does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

2.18         Intellectual Property. Casa Montalvo owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by Casa Montalvo or the Subsidiaries to other parties (together, the "Customer Deliverables") and (ii) to operate the internal systems of Casa Montalvo or the Subsidiaries that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to Casa Montalvo or the Subsidiaries and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Casa Montalvo Intellectual Property"). Each item of Casa Montalvo Intellectual Property will be owned or available for use by the surviving entity immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Casa Montalvo has taken all reasonable measures to protect the proprietary nature of each item of Casa Montalvo Intellectual Property. To the knowledge of Casa Montalvo, (a) no other person or entity has any rights to any of Casa Montalvo Intellectual Property owned by Casa Montalvo except pursuant to agreements or licenses entered into by Casa Montalvo and such person in the ordinary course, and (b) no other person or entity is infringing, violating or misappropriating any of Casa Montalvo Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (v) trademarks, service marks, trade names, domain names and applications and registrations therefore and (vi) other proprietary rights relating to any of the foregoing.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Casa Montalvo, the Company represents and warrants as follows:

3.1           Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being consummated, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and bylaws of the Company, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate 'any provision of the Company's Articles of Incorporation or bylaws the Company has taken all action required by law, its Articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

3.2           Capitalization. The Company's authorized capitalization consists of 75,000,000 shares of Common Stock, of which no more than 10,237,250 shares will be issued and outstanding at Closing and immediately prior to the issuance of the Exchange Shares. All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. The Exchange Shares will be legally issued, fully paid and non-assessable and shall not be issued in violation of any pre-emptive or other rights of any other person, if any.

3.3           Financial Statements. Except as described herein or in the Company Schedules:

(a)         The Company has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which the Company may be liable in its own right, or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(b)         The Company has filed all federal, state, or local income tax returns required to be filed by it from inception.

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(c)         The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)         No deficiency for any taxes has been proposed, asserted or assessed against the Company. There has been no tax audit, nor has there been any notice to the Company by any taxing authority regarding any such tax. audit, or, to the knowledge of the Company, is any such tax audit threatened with regard to any taxes or the Company tax returns. The Company does not expect the assessment of any additional taxes of the Company for any period prior to the date hereof and has no knowledge; of any unresolved questions concerning the liability for taxes of the Company.

(e)         The Company has good and marketable title to its assets and, except as set forth in the Company Schedules, has no material contingent liabilities, direct or indirect, matured or unmatured.

3.4         Information. The information concerning the Company set forth in this Agreement and the Company Schedules are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.5         Common Stock Equivalents. Except as set forth in the Company Financial Statements, there are no existing options, warrants, calls; and commitments of any character or other common stock equivalents relating to authorized and unissued stock of the Company.

3.6         Absence of Certain Changes or Events. Except as described herein or in the Company Schedules:

(a)         There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company;

(b)         The Company has not (i) amended its Articles of Incorporation or By-Laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

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(c)         The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or-rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which- in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d)         The Company has no assets, liabilities or accounts payable of any kind or nature, actual or contingent, in excess of $5,000 in the aggregate as of the Closing Date; and

(e)         To the best knowledge of the Company, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company.

3.7         Title and Related Matters. The Company has good and marketable title to all of its properties, interest in properties, and assets, real arid personal, which are reflected in the Company balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)         statutory liens or claims not yet delinquent;

(b)         such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)         as described in the Company Schedules.

3.8         Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.9         Contracts. The Company is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

3.10       No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which it or any of its assets or operations are subject.

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3.11         Governmental Authorizations. The Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

3.12         Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency .thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of the Company or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.13         Insurance. The Company owns no insurable properties and carries no casualty or liability insurance.

3.14         Approval of Agreement. The board of directors of the Company (the "the Company Board") has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

3.15         Material Transactions of Affiliations. Except as disclosed herein and in the Company Schedules, there exists. no material contract, agreement, or arrangement between the Company and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 10% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% stockholder of the Company has, or has had during the last preceding full fiscal year, any known interest in any material transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.16         Employment Matters. The Company has no employees other than its executive officers.

3.17         The Company Schedules. Prior to the Closing, the Company shall have delivered to Casa Montalvo the following schedules, which are collectively referred to as the "the Company Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate.

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(a)          a schedule containing complete and accurate copies of the Articles of Incorporation, and amendments thereto, if applicable, and by-laws, as amended, of the Company as in effect as of the date of this Agreement;

(b)          a schedule containing a copy of the federal income tax returns of the Company identified in Section 3.3(b);

(c)          a schedule containing a certified shareholder listing from the transfer agent of the Company or certified by the President of the Company; and

(d)          a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules.

3.18         Brokers. The Company has not entered into any contract with any person, firm or other entity that would obligate Casa Montalvo or the Company to pay any commission, brokerage or finders' fee in connection with the transactions contemplated herein.

3.19         Subsidiaries. The Company does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or other entity.

ARTICLE IV

SPECIAL COVENANTS

4.1           Amendment. As soon as practicable following the Closing, the Company shall file an amendment to its Articles of Incorporation to (i) increase its authorized capital stock to 310,000,000 shares of which 300,000,000 will be designated Common Stock and 10,000,000 will be designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”)(the “Authorized Increase”); (ii) effectuate a forward-split of its Common Stock on a 32.4552 for 1 basis (the “Split”) and (ii) change the name of the Corporation to Montalvo Spirits, Inc. (the “Name Change” together with the Authorized Increase and the Split, the “Charter Amendment”).

4.2           Financing. At the Closing, the Company shall consummate a private placement offering, pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, to offer and sell Two Hundred Thousand (200,000) shares of Common Stock, on a post-Split basis, at an aggregate purchase price of One Hundred Thousand Dollars ($100,000).

4.3           Current Report. If and when applicable, the Parties shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the "Current Report"). Each of the Company and Casa Montalvo shall cause the Current Report to be filed with the Securities & Exchange Commission (“SEC”) no later than four business days of the Closing and to otherwise comply with all requirements of applicable federal and state securities laws

4.4           Actions of the Company Shareholders. Prior to the Closing, the Company shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding shares of common stock of the Company:

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(a)          the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)          such other actions as the directors may determine are necessary or appropriate.

4.5           Actions of Casa Montalvo. Prior to the Closing, Casa Montalvo shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding shares of common stock of Casa Montalvo:

(a)          the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)          such other actions as the directors may determine are necessary or appropriate.

4.6           Access to Properties and Records. The Company and Casa Montalvo will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of the Company or Casa Montalvo in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Casa Montalvo as the other shall from time to time reasonably request.

4.7           Delivery of Books and Records. At the Closing, the Company shall deliver to Casa Montalvo , the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Company now in the possession or control of the Company or its representatives and agents.

4.8           Actions Prior to Closing by both Parties.

(a)          From and after the date of this Agreement until the Closing Date and except as set forth in the Company or Casa Montalvo Schedules or as permitted or contemplated by this Agreement, the Company and Casa Montalvo will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain arid keep its properties in states of good repair arid condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in an1ount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve. its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

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(b)          Except as set forth herein, from and after the date of this Agreement until the Closing Date, neither the Company nor Casa Montalvo will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of Casa Montalvo, or in Section 3.6, in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.9           Appointment of Board Members. At the Closing, the Company’s current officers and directors shall resign effective upon the appointment of Casa Montalvo’s board of directors on the Closing Date as members of the Company’s board of directors.

4.10         Indemnification.

(a)          Casa Montalvo hereby agrees to indemnify the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b) of this Agreement.

(b)          The Company hereby agrees to indemnify Casa Montalvo and each of the officers, agents and directors of Casa Montalvo as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy :appearing in or misrepresentation made under Article Ill. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(c) of this Agreement.

4.11         Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g). From and after the date of this Agreement and until the Closing Date, each Party hereto shall use its reasonable best efforts to cause the Share Exchange to qualify; and will not knowingly take any action, cause any action to be taken; fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Share Exchange from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

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5.1           Accuracy of Representations; Performance. The representations and warranties made by Casa Montalvo in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Casa Montalvo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Casa Montalvo prior to or at the Closing. The Company may request to be furnished with a certificate, signed by a duly authorized officer of Casa Montalvo and dated the Closing Date, to the foregoing effect.

5.2           Officer’s Certificates. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Casa Montalvo to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Casa Montalvo threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Casa Montalvo Schedules, by or against Casa Montalvo which might result in any material adverse change in any of the assets, properties, business, or operations of Casa Montalvo.

5.3           No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Casa Montalvo, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.4           Good Standing. The Company shall have received certificates of good standing from the Secretary of State of California a certifying that Casa Montalvo is in good standing in such jurisdictions, respectively.

5.5           Other Items.

(a)          the Company shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(b)          Complete and satisfactory due diligence review of Casa Montalvo by the Company.

(c)          Approval of the Transaction by the Casa Montalvo Board and the Casa Montalvo Holders.

(d)          Any necessary third-party consents shall be obtained prior to Closing, including, but not limited to, consents necessary from Casa Montalvo 's lenders, creditors, vendors and lessors.

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ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF CASA MONTALVO

The obligations of Casa Montalvo under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1           Accuracy of Representations; Performance. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing. Casa Montalvo shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.

6.2           Officer’s Certificate. Casa Montalvo shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of the Company to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3           No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

6.4           Good Standing. Casa Montalvo shall have received a certificate of good standing from the Secretary of State of the State of Wyoming or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that the Company is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5           Other Items.

(a)          Casa Montalvo shall have received a stockholder list of the Company containing the name, address, and number of shares held by each the Company stockholder as of the date of Closing certified by an executive officer of the Company as being true, complete, accurate, and further certified, by the Company transfer agent.

(b)          Casa Montalvo shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Casa Montalvo may reasonably request.

(c)          Complete and satisfactory due diligence review of the Company by Casa Montalvo.

(d)          Approval of the Transaction by the Company’s Board of Directors and majority shareholders of the Company.

(e)          There shall have been no material adverse changes in the Company, financial or otherwise.

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(f)          There shall be no the Company Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, the “Company Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of any class of the capital stock of the Company or any securities convertible into or exchangeable for such shares.

(g)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from the Company's lenders, creditors, vendors, and lessors.

ARTICLE VII TERMINATION

7.1           Termination

(a)          This Agreement may be terminated by either the Casa Montalvo Board or the Company Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) there shall have been any change after the date of the latest balance sheets of Casa Montalvo and the Company, respectively, in the assets, properties, business, or financial condition of Casa Montalvo and the Company, which could have a materially adverse effect on the value of the business of Casa Montalvo and the Company respectively, except any changes disclosed in the Casa Montalvo and the Company Schedules, as the case may be, dated as of the date of execution of this Agreement. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated; (iv) the Closing Date shall not have occurred by January 31, 2013; or (v) if the Company shall not have provided Casa Montalvo s satisfactory in Casa Montalvo's reasonable judgment to Casa Montalvo's request for due diligence materials.

(b)          This Agreement may be terminated at any time prior to the Closing by action of the Company Board if Casa Montalvo shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Casa Montalvo contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to Casa Montalvo. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Casa Montalvo shall bear its own costs as well as the costs incurred by the Company in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

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(c)          This Agreement may be terminated at any time prior to the Closing by action of the Casa Montalvo Board if the Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to the Company. If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that the Company shall bear its own costs as well as the costs of Casa Montalvo incurred in connection with the negotiation, preparation and execution of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1           Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America; and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

8.2           Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3           Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4           Confidentiality. The Company, on the one hand, and Casa Montalvo and the Casa Montalvo Shareholders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this Section 5.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. Casa Montalvo and the Company agree that no public disclosure will be made by either Party of the existence of the Transaction o; the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

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8.5           Expenses. Except as otherwise set forth herein, each Party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by the Company and Casa Montalvo after the Closing shall be borne by the surviving entity.

8.6           Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the information disclosed and delivered by the other Party pursuant to this Agreement.

8.7           Third Party Beneficiaries. This Agreement is solely between the Company, Casa Montalvo and the Casa Montalvo Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8           Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9           Survival. The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.10         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11         Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may only be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

(Signature page to follow.)

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ADVANCED CLOUD STORAGE, INC.	CASA MONTALVO HOLDINGS, INC.

By:	By:
Name:	Name:
Title:	Title:

CASA MONTALVO HOLDERS

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

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By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
Name:	Name:
Title:	Title:
Shares:	Shares:

By:	By:
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Title:	Title:
Shares:	Shares:

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SCHEDULE I

Name	Percentage Of Casa Montalvo Shares	Number of Exchange Shares

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